Exhibit 10.1

THIRD AMENDMENT

TO

NOTE PURCHASE AGREEMENT

Dated as of September 14, 2004

AMONG

QUICKSILVER RESOURCES, INC.,

AS ISSUER,

THE GUARANTORS,

BNP PARIBAS,

AS COLLATERAL AGENT,

AND

THE PURCHASERS PARTY HERETO

THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Third Amendment”) dated as of September 14, 2004, is among QUICKSILVER RESOURCES, INC., a Delaware corporation (the “Company”); each of the undersigned Guarantors (collectively, the “Guarantors”); BNP PARIBAS, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the purchasers party to the Note Purchase Agreement referred to below (collectively, the “Purchasers”); and each of the undersigned Purchasers.

R E C I T A L S

A. The Company, the Collateral Agent and the Purchasers are parties to that certain Note Purchase Agreement dated as of June 27, 2003, as amended by that certain First Amendment to Note Purchase Agreement, dated as of January 30, 2004 and as further amended by that certain Second Amendment to Note Purchase Agreement dated as of July 28, 2004 (as amended, the “Note Purchase Agreement”), pursuant to which the Purchasers have purchased $70 million of the Company’s Floating and Fixed Rate Senior Subordinated Second Lien Mortgage Notes due December 31, 2006 (the “Notes”).

B. The Company has requested and the Purchasers have agreed to amend certain provisions of the Note Purchase Agreement and the other Transaction Documents.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Note Purchase Agreement, as amended by this Third Amendment. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Note Purchase Agreement.

Section 2. Amendments to Note Purchase Agreement.

2.1 Amendments to Section 9.1(a). Section 9.1(a) is hereby amended by deleting the word “and” after clause (vi) thereof, deleting the period at the end of clause (vii) thereof and replacing it with “; and” and adding the following clause (viii) after clause (vii):

(viii) unsecured Debt of the Company and/or the Guarantors (which Debt may be convertible into capital stock of the Company) in an original stated principal amount not to exceed $150,000,000, provided that such Debt is subordinated to the Notes and the other obligations of the Company and the Guarantors under this Agreement and the other Transaction Documents on terms substantially similar to those contained in Article XVI or on terms otherwise reasonably satisfactory to the Holders.

2.2 Amendments to Schedule B. The definitions in Schedule B are hereby amended as follows:

“Engineering Reports” means the Initial Engineering Reports and each engineering report hereafter delivered by the Company pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii), provided that each such report hereafter delivered must (a) separately report on Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves and Proved Undeveloped Reserves and separately calculate the NPV of each such category of Proved Reserves for the Company’s interest, (b) use a 9% discount rate and a price deck for each calendar year evaluated equal to (i) for natural gas, the quotation for deliveries of natural gas for each such year from the New York Mercantile Exchange for Henry Hub, provided that (A) if such quotation is greater than $5.00 per mcf, the price shall be capped at $5.00 per mcf and (B) with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied and (ii) for crude oil, the quotation for deliveries of crude oil for each such calendar year from the New York Mercantile Exchange for Cushing, Oklahoma, provided that (A) if such quotation is greater than $30.00 per barrel, the price shall be capped at $30.00 per barrel and (B) with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied, (c) further adjust the cash-flows derived from the pricing assumptions set forth in clause (b) above to account for the historical basis differentials for each month during the preceding 12-month period calculated by comparing realized crude oil and natural gas prices to Cushing, Oklahoma and Henry Hub NYMEX prices for each month during such period, (d) take into account the Company’s actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs, (e) identify and take into account any “over-produced” or “under-produced” status under gas balancing arrangements, (f) contain information and analysis comparable in scope to that contained in the Initial Engineering Report, and (g) otherwise be in form and substance reasonably satisfactory to the Super-majority Purchasers.

“NPV” means, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Company’s and its Subsidiaries’ collective interests in such reserves during the remaining expected economic lives of such reserves. NPV means, with respect to the Company’s and its Subsidiaries’ separate interests in such Proved Reserves, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to such separate interests in such reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (b) appropriate adjustments shall be made for hedging operations, provided that Hedging Contracts with non-investment grade counterparties shall not be taken into account to the extent that such Hedging Contracts improve the position of or otherwise benefit the Company or any of its Subsidiaries, (c) the pricing assumptions used in determining NPV for any particular reserves shall be based upon the following price decks: (i) for natural gas, the quotation for deliveries of natural gas for each such year from the New York Mercantile Exchange for Henry Hub, provided that (A) if such quotation is greater than

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$5.00 per mcf, the price shall be capped at $5.00 per mcf and (B) with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied and (ii) for crude oil, the quotation for deliveries of crude oil for each such calendar year from the New York Mercantile Exchange for Cushing, Oklahoma, provided that (A) if such quotation is greater than $30.00 per barrel, the price shall be capped at $30.00 per barrel and (B) with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied and (d) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differentials for each month during the preceding 12-month period calculated by comparing realized crude oil and natural gas prices to Cushing, Oklahoma and Henry Hub NYMEX prices for each month during such period.

Section 3. Conditions Precedent. This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (the “Effective Date”):

3.1 On or prior to the Effective Date, the Collateral Agent and the Purchasers shall have received all fees and other amounts due and payable in connection with this Third Amendment in accordance with Section 14.1 of the Note Purchase Agreement.

3.2 The Collateral Agent shall have received from the Majority Purchasers, the Company and the Guarantors counterparts (in such number as may be requested by the Collateral Agent) of this Third Amendment signed on behalf of such Persons.

3.3 No Default shall have occurred and be continuing, after giving effect to the terms of this Third Amendment.

3.4 The Collateral Agent shall have received such other documents as the Collateral Agent or special counsel to the Collateral Agent may reasonably request.

The Collateral Agent shall notify the Company and the Purchasers in writing of the Effective Date.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Note Purchase Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. The Company and each Guarantor hereby (i) acknowledges the terms of this Third Amendment; (ii) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Transaction Document to which it is a party and agrees that each Transaction Document to which it is a party remains in full force and effect, except as expressly amended hereby; and (iii) represents and warrants to the Purchasers that as of the date hereof, after giving effect to the terms of this Third Amendment: (A) all of the representations and warranties contained in each Transaction Document to which it is a party are true and correct, except to the

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extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct, as of such specified earlier date, (B) no Default has occurred and is continuing and (C) since December 31, 2002, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Transaction Document. This Third Amendment is a “Transaction Document” as defined and described in the Note Purchase Agreement and all of the terms and provisions of the Note Purchase Agreement relating to Transaction Documents shall apply hereto.

4.4 Purchasers’ Satisfaction. For purposes of determining compliance with the conditions specified in Section 3 hereof, each of the undersigned Purchasers shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Purchaser upon its execution and delivery of a counterpart of this Third Amendment.

4.5 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.6 No Oral Agreement. THIS THIRD AMENDMENT, THE NOTE PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.7 GOVERNING LAW. THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

COMPANY:	QUICKSILVER RESOURCES INC.

	By:	/s/ MarLu S. Hiller
	Name:	MarLu S. Hiller
	Title:	Treasurer and Assistant Secretary

GUARANTORS:	BEAVER CREEK PIPELINE, L.L.C.

	By:	/s/ Bill Lamkin
	Name:	Bill Lamkin
	Title:	Vice President and Treasurer

TERRA ENERGY LTD.

	By:	/s/ MarLu S. Hiller
	Name:	MarLu S. Hiller
	Title:	Treasurer and Assistant Secretary

MERCURY MICHIGAN, INC.

	By:	/s/ MarLu S. Hiller
	Name:	MarLu S. Hiller
	Title:	Treasurer and Assistant Secretary

GTG PIPELINE CORPORATION

	By:	/s/ MarLu S. Hiller
	Name:	MarLu S. Hiller
	Title:	Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

TERRA PIPELINE COMPANY

By:	/s/ MarLu S. Hiller
Name:	MarLu S. Hiller
Title:	Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

COLLATERAL AGENT:	BNP PARIBAS, as a Purchaser and as Collateral Agent

	By:	/s/ Gabe Ellisor
	Name:	Gabe Ellisor
	Title:	Vice President

	By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Vice President

PURCHASERS:	FORTIS CAPITAL CORP.

	By:	/s/ Christopher S. Parada
	Name:	Christopher S. Parada
	Title:	Vice President

	By:	/s/ Darrell W. Holley
	Name:	Darrell W. Holley
	Title:	Managing Director

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

	By:	/s/ Randall M. Kob
	Name:	Randall M. Kob
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND plc

	By:	/s/ Chris H. Clarke
	Name:	Chris H. Clarke
	Title:	Senior Vice President

[Signature Page to Third Amendment]